EXHIBIT 10.95

2008 Emergence Long-Term Incentive Grant

On April 14, 2008 the Compensation Committee approved, and on April 15, 2008, the Board of Directors approved, the emergence long-term incentive grant to those individuals set forth below in the amount and upon the terms and conditions set forth below; provided, that (i) management of the Corporation shall have the discretion in determining whether such grants are made in the form of restricted stock units or restricted stock and (ii) such grants are to be made after the expiration of the current SEC Regulation BTR trading black-out period.

General Terms of Grant:

•	Form of grant: Management has the discretion to determine whether such grants are made in the form of restricted stock units or restricted stock.

•

Vesting: 25% on the first anniversary of the grant date, another 25% on the 2nd anniversary of the grant date, and 50% on the 3rd anniversary of the grant date. If the grant is made in the form of units, each individual will receive the units upon vesting unless elected otherwise.

•	Grant date: 5 business days following the expiration of the current SEC Regulation BTR trading black-out period.

•	Number of restricted stock units or restricted stock:

Daniel C. Ustian, Chairman, President and CEO	—	45,600
William A. Caton , Chief Risk Officer and former CFO	—	20,867
Terry M. Endsley, Executive Vice President and current CFO	—	15,900
Deepak T. Kapur, President—Truck Group	—	15,900
John J. Allen, President—Engine & Foundry Group	—	15,900
Pamela J. Turbeville, SVP & CEO, Navistar Financial Corporation	—	10,300

Each Non-Employee Director—1,333 in lieu of the 2008 Stock option grant of 4,000 shares.

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